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                           SPORTSSTAR MARKETING, INC.
                           Term Sheet for Rick Newton
                            as Chairman of the Board
                                 April 19, 1999

POSITION:         Chairman of the Board, SportsStar Marketing, Inc.

RESPONSIBILITIES:

     > >    Review and approve Senior Executive appointments.

     > > Review and approve business plans, strategic plans, budgets, and product lines.

     > > Recruit one or two strategic Board Members who will invest or bring capital to the Company.

     > > Initiate leads and assist in closing acquisition candidates and funding sources if and as needed.

     > > Introduce media and other contacts to promote and expand SportsStar's business opportunities, particularly BLUECHIP ILLUSTRATED.

     > > Usual Chairman functions, including conducting at least four Board Meetings per year.

ESTIMATED TIME REQUIREMENTS:                5days / month

     > >    30,000 shares of SportsStar common stock as signing bonus.

     > >    25,000 shares of SportsStar as Chairman.

     > > Five year option to purchase 1,000,000 shares of SportsStar common shares at $0.50 per share to be vested at the rate of 200,000 shares per year; initial estimated `Chairman' time period is 6 months.

     > > Participation fee based on the Lehman Formula for obtaining and closing any acquisitions or financing for SportsStar, except no "double-up" on American Express.

     > > Upon reaching $100,000 of profitability on an operating basis, an annual salary of $25,000 commences, if still in role as Chairman.

     > > If change from Chairman to regular Board Member, normal compensation rates of Board Members replaces above compensation, and participation fee set, as with other Board Members, based on level of contribution to the deal.

OTHER:

     > > Normal indemnification from liabilities for SportsStar until Directors and Officers liability insurance is obtained.

     > > All pre-approved out of pocket expenses reimbursed two to three weeks after submission of documentation.